EXHIBIT 10.9

[GRAPHIC OMITTED]
 BRIGHTEC
    ooo Be Brilliant.
                                     ADVANCED LUMITECH INC. d/b/a BRIGHTEC
                                     8c Pleasant Street, First Floor
                                     South Natick, MA 01760

                                     508/647-9710 T
                                     508/647-9711 F

                                     pplanche@brightec.com
                                     www.brightec.com

April 6, 2005

David Geffen
11 Clover Terrace
South Natick, Massachusetts 01760


Dear David:

         This will confirm the agreement between Advanced Lumitech, Inc. d/b/a Brightec (the "Company") and you concerning your agreement to allow the Company to redeem, effective as of the date hereof, 15,767,145 shares (the "Shares") of the Company's common stock, $.001 par value (the "Common Stock"), owned by you in order to allow the Company to fulfill its commitments to issue shares of its Common Stock to certain consultants and investors in the Company. In connection with the Company's redemption of the Shares, the Company and you agree that the Company shall not pay you any consideration in connection with the redemption, provided, however, that the Company will use its best efforts to increase the number of authorized shares of its Common Stock as soon as reasonably practicable after the date hereof and that, upon such event, it will issue 15,767,145 replacement shares (the "Replacement Shares") to you (adjusted for any stock split, stock dividend or similar recapitalization occurring after the date hereof and prior to such issuance) for no additional consideration. The Company further agrees that if the Company is sold prior to the issuance of the Replacement Shares, whether pursuant to a merger, sale of all or substantially all of the Company's assets or otherwise, you shall be treated as the owner of such Replacement Shares for purposes of determining any proceeds of such transaction distributable to you.

         Please execute the counterpart copy of this letter in the space provided to indicate your agreement to the foregoing upon which this letter shall become a binding agreement between the Company and you.


                                       Very truly yours,

                                       Advanced Lumitech, Inc.
                                       d/b/a Brightec


                                       By: /s/ PATRICK PLANCHE
                                           -------------------------------------
                                           Patrick Planche

Agreed and acceptable
this 6th day of April, 2005

/s/ DAVID GEFFEN
------------------------------
David Geffen